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                                                                      EXHIBIT 21

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
                                                      STATE OR JURISDICTION OF SUBSIDIARY
         SUBSIDIARIES OF DYNEGY INC.                      INCORPORATION OR FORMATION

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
             Dynegy Power Corp.                                    Delaware
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          Dynegy Global Energy, Inc.                               Delaware
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            DMT Holdings, Inc.                                     Delaware
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             Dynegy GP Inc.                                        Delaware
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          Dynegy Midstream, Inc.                                   Delaware
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     Dynegy Regulated Holdings, Inc.                               Delaware
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      Dynegy Upper Holdings, LLC                                   Delaware
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   Dynegy Administrative Services Company                          Delaware
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